                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        COMMISSION FILE NUMBER 811-6038

                               THE EMERGING GERMANY FUND INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                                    N/A
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
        ------------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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
                         THE EMERGING GERMANY FUND INC.
                                 75 WALL STREET
                            NEW YORK, NEW YORK 10005

                                                                 AUGUST 28, 1996

Dear Stockholder:

    We are pleased to provide you with the Proxy Statement and proxy card for the Fund's Special Meeting of Stockholders. The purpose of the Special Meeting is to seek your approval of the Fund's proposed investment management contract with RCM Capital Management, L.L.C. under which RCM will become the Fund's new investment manager and administrator. Like Dresdner Securities, the Fund's current manager and administrator, RCM is a wholly owned subsidiary of Dresdner Bank AG. THIS PROPOSAL, WHICH IS MADE IN CONNECTION WITH A REORGANIZATION OF VARIOUS INVESTMENT MANAGEMENT OPERATIONS OF THE DRESDNER BANK GROUP, DOES NOT AFFECT THE AMOUNT OF THE FEE PAYABLE BY THE FUND FOR INVESTMENT MANAGEMENT AND ADMINISTRATIVE SERVICES. We urge you to read the enclosed Proxy Statement for a description of the Fund's proposed agreement with RCM.

    As explained in the enclosed Proxy Statement, approval of the proposed agreement requires the affirmative vote of the lesser of a majority of the Fund's outstanding shares or 67% of a quorum consisting of at least a majority of the outstanding shares. For your shares to be counted, they must be voted. A failure to vote has the same effect as a vote against the proposed agreement.

    If your shares are held by a bank, broker or other nominee, you must instruct the nominee how to vote those shares by returning the enclosed proxy. If you owned shares of the Fund on August 20, 1996, the record date for the Special Meeting, you may still vote on the proposals even if you sold your shares after August 20, 1996.

    If you have any questions about this important matter, please telephone the Fund's proxy solicitors at 1-800-223-2064.

    We thank you for your cooperation.

                                          Very truly yours,

                                          George N. Fugelsang
                                          PRESIDENT

                         THE EMERGING GERMANY FUND INC.
                                 75 WALL STREET
                            NEW YORK, NEW YORK 10005

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                                OCTOBER 4, 1996
                            ------------------------

To Our Stockholders:

    Notice is hereby given that a Special Meeting of Stockholders of The Emerging Germany Fund Inc. (the "Fund") will be held at 11:00 a.m. on October 4, 1996 at 75 Wall Street, New York, New York 10005, for the following purposes:

    (1) To act upon a proposal to approve an Investment Advisory and Administration Agreement between the Fund and RCM Capital Management, L.L.C., a wholly owned subsidiary of Dresdner Bank AG, pursuant to which RCM Capital Management, L.L.C. will provide all investment management and administrative services necessary for the Fund's operations.

    (2) To consider and act upon any other business that may properly come before the meeting or any adjournment thereof.

    Only holders of Common Stock of record at the close of business on August 20, 1996 are entitled to notice of, and to vote at, this meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          Alexandra Simou
                                          SECRETARY

Dated: August 28, 1996
New York, New York

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY AND RETURN IT TO THE FUND. TO SAVE THE FUND THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, PLEASE MAIL IN YOUR PROXY PROMPTLY.

                         THE EMERGING GERMANY FUND INC.
                                 75 WALL STREET
                            NEW YORK, NEW YORK 10005

                           ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 4, 1996
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

    This Proxy Statement is furnished by the Board of Directors of The Emerging Germany Fund Inc. (the "Fund") in connection with the solicitation of proxies for use at a Special Meeting of Stockholders (the "Meeting") to be held at 11:00 a.m. on October 4, 1996 at 75 Wall Street, New York, New York 10005. The purpose of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of Special Meeting.

    If the accompanying form of proxy is executed properly and returned, shares represented by it will be voted at the Meeting in accordance with the instructions on the proxy. However, if no instructions are specified, shares will be voted FOR approval of the Investment Advisory and Administration Agreement between the Fund and RCM Capital Management, L.L.C. A proxy may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Fund or by attendance at the Meeting.

    The close of business on August 20, 1996 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. On that date, the Fund had 14,008,334 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote at the Meeting, and fractional shares are entitled to proportionate shares of one vote. It is expected that the Notice of Special Meeting, Proxy Statement and form of proxy will first be mailed to stockholders on or about August 28, 1996.

    The Fund intends to treat properly executed proxies that are marked "abstain" and broker "non-votes" as present for purposes of determining whether a quorum is present at the Meeting. A broker non-vote is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter concerning which the broker or nominee lacks discretionary voting authority. Under Maryland law, abstentions do not constitute a vote "for" or "against" a matter and will not be counted in determining the "votes cast" on such matter.

    In the event that a quorum is present at the Meeting but sufficient votes to approve the proposal set forth in the accompanying Notice of Special Meeting are not cast, the persons named as proxies may propose one or more adjournments of such Meeting to permit further solicitation of proxies with respect to such proposal. Any such adjournment will require the affirmative vote of a majority of the shares present at the Meeting or represented by proxy. In such case, the persons named as proxies will vote those proxies which they are entitled to vote FOR such proposal in favor of such an adjournment, and will vote those proxies required to be voted AGAINST such proposal against any such adjournment.

    All references in this Proxy Statement to "$" are to U.S. dollars.

    The date of this Proxy Statement is August 28, 1996.

                         PROPOSAL TO APPROVE INVESTMENT
                          ADVISORY AND ADMINISTRATION
                 AGREEMENT WITH RCM CAPITAL MANAGEMENT, L.L.C.

    The Fund's stockholders are asked to approve an Investment Advisory and Administration Agreement (the "New Investment Management Agreement") between the Fund and RCM Capital Management, L.L.C. ("RCM"), pursuant to which RCM will provide all investment management and administrative services necessary for the Fund's operations. RCM is a wholly owned subsidiary of Dresdner Bank AG, an international banking organization headquartered in Frankfurt, Germany ("Dresdner Bank"). The Fund's current investment manager and administrator is Dresdner Securities (USA) Inc. ("Dresdner Securities"), which is also a wholly owned subsidiary of Dresdner Bank.

    The Fund's Board of Directors approved the New Investment Management Agreement at a meeting held on August 2, 1996. If the Fund's stockholders approve the New Investment Management Agreement at the Meeting, the existing Investment Advisory and Administration Agreement between the Fund and Dresdner Securities (the "Existing Investment Management Agreement") will terminate effective on November 1, 1996 (or on such later date on which stockholder approval is obtained). The terms of the New Investment Management Agreement, including the investment management and administrative fee payable by the Fund, are identical in all material respects to the terms of the Existing Investment Management Agreement. A copy of the New Investment Management Agreement is set forth as Exhibit A to this Proxy Statement.

    The proposed transfer of the investment management and administrative function from Dresdner Securities to RCM is part of a reorganization of various investment management operations of the Dresdner Bank group of companies (the "Dresdner Bank Group"). In connection with the reorganization, it is currently contemplated that certain Dresdner Securities personnel who provide portfolio management and administrative services to the Fund will become employees of RCM, where they will continue to provide the Fund with these services. Approval of this proposal will not change the Fund's investment objective or fundamental investment policies.

VOTE REQUIRED FOR APPROVAL OF NEW INVESTMENT MANAGEMENT AGREEMENT

    Approval of the New Investment Management Agreement will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Fund. "Majority," as defined by the Investment Company Act of 1940, as amended (the "1940 Act"), means the vote of (i) 67% or more of the shares present or represented at the Meeting if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (ii) more than 50% of the outstanding shares of the Fund, whichever is less.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE FUND'S STOCKHOLDERS VOTE FOR APPROVAL OF THE NEW INVESTMENT MANAGEMENT AGREEMENT.

EXISTING INVESTMENT MANAGEMENT AGREEMENT

    Under the Existing Investment Management Agreement, which has been in effect since April 28, 1995, Dresdner Securities serves as the Fund's investment manager and administrator.

    SERVICES. As investment manager of the Fund, Dresdner Securities, subject to the supervision of the Fund's Board of Directors, determines which securities and other investments will be purchased, retained or sold by the Fund. Dresdner Securities also selects brokers and dealers to execute portfolio transactions on behalf of the Fund and determines the timing of portfolio transactions and other matters related to execution. As the administrator of the Fund, Dresdner Securities renders such administrative, accounting, internal auditing and clerical services as are necessary for the effective operation of the Fund. Dresdner Securities provides the foregoing services from its principal offices at 75 Wall Street, New York, New York 10005.

    FEE. Under the Existing Investment Management Agreement, the Fund pays Dresdner Securities an investment management and administrative fee at an annual aggregate rate of 1.0% of the Fund's average weekly net assets up to $100 million and at an annual aggregate rate of 0.80% of the Fund's average weekly net assets in excess of $100 million. For the fiscal year ended December 31, 1995, the Fund paid total investment management and administrative fees of $1,244,130. Of this amount, Dresdner Securities received fees of $959,382, including $842,548 paid under the Existing Investment Management Agreement. From January 1, 1995 to April 28, 1995, as discussed below under "Board and Stockholder Approval," Dresdner Securities shared investment advisory and management responsibilities for the Fund with another wholly owned subsidiary of Dresdner Bank, Asset Management Advisors of Dresdner Bank -- Gesellschaft fur Vermogensanlageberatung mbH ("AMA"). For the fiscal year ended December 31, 1995, the Fund paid AMA investment advisory fees of $284,748.

    BOARD AND STOCKHOLDER APPROVAL. The Existing Investment Management Agreement was approved by the Fund's Board of Directors at a meeting held on February 23, 1995 and by the Fund's stockholders at the 1995 annual meeting of stockholders held on April 28, 1995. From the Fund's inception in 1990 until April 28, 1995, the effective date of the Existing Investment Management Agreement, Dresdner Securities determined suitable securities for investment by the Fund pursuant to recommendations made by AMA. At its meeting on February 23, 1995, the Fund's Board of Directors approved termination of the Fund's investment advisory agreement with AMA and amendment of the Fund's management agreement with Dresdner Securities. The Existing Investment Management Agreement expanded the investment management duties of Dresdner Securities to include the advisory services previously furnished to the Fund by AMA. The amendment also increased the fee payable to Dresdner Securities to compensate it for providing these additional investment advisory services. The investment management and administrative fee currently payable to Dresdner Securities under the Existing Investment Management Agreement is fixed at the same annual rate as the combined rates of the fees paid to AMA and Dresdner Securities under the investment advisory and management agreements in effect until April 28, 1995.

    If the Fund's stockholders do not approve the New Investment Management Agreement, the Fund's Board of Directors will consider other proposals, if any, by Dresdner Securities with respect to the Fund's investment management and administrative arrangements. At a meeting held on February 14, 1996, the Fund's Board of Directors approved continuation of the Existing Investment Management Agreement for a 12-month period ending March 28, 1997. Unless sooner terminated, the Existing Investment Management Agreement will continue in effect for successive 12-month periods after March 28, 1997, so long as each such continuance is approved by (i) the vote of a majority of the Directors who are not parties to the Existing Investment Management Agreement or interested persons (as defined in the 1940 Act) of any such party (the "disinterested Directors") and (ii) either (a) the vote of a majority of the outstanding securities of the Fund (as defined in the 1940 Act) or (b) the vote of a majority of the Board of Directors.

NEW INVESTMENT MANAGEMENT AGREEMENT

    If the Fund's stockholders approve this proposal, the Existing Investment Management Agreement will terminate and the New Investment Management Agreement will become effective on November 1, 1996 (or on such later date on which stockholder approval is obtained). Certain Dresdner Securities employees currently providing portfolio management and administrative services to the Fund may provide investment advice with respect to the Fund and such administrative services on an interim basis after the effective date of the New Investment Management Agreement. Dresdner Securities will be reimbursed by RCM for compensation expense and other costs incurred by Dresdner Securities in providing such interim services, but will not receive any fee from the Fund for these services.

    The terms of the New Investment Management Agreement, including the investment management and administrative fee payable by the Fund, are identical in all material respects to the terms of the Existing Investment Management Agreement. The following description of the New Investment Management Agreement is subject to and qualified by the text of the New Investment Management Agreement set forth as Exhibit A to this Proxy Statement.

    SERVICES. As investment manager of the Fund, RCM will provide a continuous investment program for the Fund, including investment research and management with respect to all securities and investments and cash equivalents. RCM's management duties will include the conduct of research in German equities and other eligible portfolio securities, the formulation of investment strategies for the Fund and the implementation of decisions to purchase or sell portfolio securities, including the selection of brokers and dealers to effect transactions for the portfolio. Among its services as administrator of the Fund, RCM will monitor the valuation of the Fund's portfolio securities and the calculation of the net asset value of the Fund; calculate the amount of dividends and distributions to be paid to the Fund's stockholders; prepare reports to the Fund's Board of Directors and notices to stockholders and prepare and make filings with the Securities and Exchange Commission, the New York Stock Exchange and other regulatory and self-regulatory organizations; assist in the preparation of the Fund's financial statements and in the preparation and filing of the Fund's tax returns; maintain certain books and records required under the 1940 Act; reconcile account information and balances among the Fund's custodian, transfer agent, dividend-paying agent and other agents; oversee the performance of professional services rendered to the Fund by others, including the Fund's custodian, transfer agent and dividend-paying agent; and provide the Fund with adequate general office space and facilities and with personnel competent to perform the foregoing services.

    The New Investment Management Agreement authorizes RCM to delegate to one or more sub-advisers or sub-administrators any or all of its duties under the Agreement, provided that each sub-advisory contract and sub-administration contract (i) imposes on the sub-adviser or sub-administrator all applicable duties and conditions to which RCM is subject under the related provisions of the New Investment Management Agreement and (ii) meets all of the requirements of the 1940 Act and any rules, regulations or orders of the Securities and Exchange Commission thereunder.

    FEE. Approval of this proposal will not change the costs incurred by the Fund for investment management and administrative services. The investment management and administrative fee payable to RCM by the Fund under the New Investment Management Agreement is fixed at the same annual rate as the fee currently payable to Dresdner Securities by the Fund under the Existing Investment Management Agreement. As described above under "Existing Investment Management Agreement," the Fund currently pays a fee to Dresdner Securities at an annual aggregate rate of 1.0% of the Fund's average weekly net assets up to $100 million and at an annual aggregate rate of 0.80% of average weekly net assets in excess of $100 million. Consistent with the existing fee arrangement, the fee under the New Investment Management Agreement will be calculated and accrued weekly and paid at the end of each calendar month by applying the applicable annual rate to the average weekly net assets of the Fund determined as of the close of the last business day of each week.

    OTHER TERMS. The New Investment Management Agreement provides that RCM will bear all expenses of its employees and overhead incurred by it in connection with its duties thereunder. RCM will pay the salaries and expenses of such of the Fund's officers and employees and any fees and expenses of such of the Fund's Directors as are affiliated persons of RCM (as defined in the 1940 Act), except that the New Investment Management Agreement provides that the Fund may be required to bear travel expenses (or an appropriate portion thereof) of Directors and officers of the Fund who are affiliated persons of RCM to the extent that such expenses relate to attendance at meetings of the Fund's Board of Directors or any Committees thereof or advisers thereto. Under the Existing Investment Management Agreement, unlike the New Investment Management Agreement, the Fund generally may pay the fees and expenses only of the disinterested Directors. The Fund will continue to bear all of its own expenses, including, but not limited to, the investment management and administrative fee payable to RCM; fees and out-of-pocket travel expenses of the Fund's Directors (except as indicated above) and other expenses incurred by the Fund in connection with Directors' meetings; interest expense; taxes and government fees; brokerage commissions incurred in acquiring or disposing of the Fund's portfolio securities; membership dues to professional organizations; premiums allocable to fidelity bond and directors' and officers' insurance coverage; expenses of preparing stock certificates; expenses of registering and qualifying the Fund's shares for sale with the Securities and Exchange Commission and in various states and foreign jurisdictions; charges and expenses of the Fund's legal counsel and independent accountants; custodian, subcustodian, dividend-paying agent, transfer agent and sub-transfer agent expenses; expenses of obtaining and maintaining stock exchange listings of the Fund's shares; payment for portfolio pricing services to a pricing agent, if any; expenses of stockholders' meetings and expenses associated with preparing and distributing proxies and reports to stockholders; any litigation expenses; expenses relating to investor and public relations; and expenses of the Fund's Dividend Reinvestment Plan (except for brokerage expenses paid by participants in such Plan).

    The services of RCM under the New Investment Management Agreement are not deemed to be exclusive. RCM or any of its affiliates may provide similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of the Fund) and may engage in other activities. As discussed below under "Information About RCM," RCM renders investment management and advisory services to others, including investment companies registered under the 1940 Act.

    The New Investment Management Agreement may be terminated by the Fund, without the payment of any penalty, upon a vote of a majority of the Fund's Board of Directors or a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) at any time upon not less than 60 days' prior written notice to RCM, or by RCM upon not less than 60 days' prior written notice to the Fund. The New Investment Management Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act) by either party.

    The New Investment Management Agreement provides that RCM will not be liable for any act or omission, error of judgment, mistake of law or loss suffered by the Fund or its investors in connection with the matters to which the New Investment Management Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of, or from reckless disregard of, its obligations and duties under the New Investment Management Agreement, or a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages will be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act).

    The initial term of the New Investment Management Agreement will expire on the second anniversary of the date of stockholder approval. Thereafter, the New Investment Management Agreement will be subject to annual approval of continuance on the same basis as the Existing Investment Management Agreement, as discussed above.

BOARD APPROVAL OF NEW INVESTMENT MANAGEMENT AGREEMENT

    At a meeting held on August 2, 1996, the Fund's Board of Directors, including the disinterested Directors, voted to approve the New Investment Management Agreement. Prior to the meeting, Dresdner Securities had informed the Fund that it wished to terminate the Existing Investment Management Agreement because of changes to its business plan and operating focus as a result of a reorganization of various investment management operations of the Dresdner Bank Group. Dresdner Securities also advised the Fund that, notwithstanding these changes, it would continue to provide investment management and administrative services under the Existing Investment Management Agreement until such time as the Fund enters into a legally binding agreement with another investment adviser to furnish such services. The Existing Investment Management Agreement will remain in effect only if the New Investment Management Agreement is not approved by the Fund's stockholders.

    In approving the New Investment Management Agreement, the Board of Directors determined that RCM possesses the portfolio management experience and resources and administrative capabilities necessary to assume the investment management and administrative duties currently performed by Dresdner Securities. In making its evaluation, the Board considered that (i) because RCM, like Dresdner Securities, is a wholly owned subsidiary of Dresdner Bank, the Fund will continue to benefit from access to the research resources of Dresdner Bank and the other members of the Dresdner Bank Group that previously have furnished research to the Fund; (ii) RCM has substantial research capabilities with respect to German equity securities and other securities in which the Fund is authorized to invest; (iii) RCM employs investment personnel with expertise and experience in investing in German equity securities and other eligible portfolio securities; (iv) RCM currently invests a significant amount of assets in eligible portfolio securities, including German equity securities, on behalf of its clients, including investment companies registered under the 1940 Act; and
(v) the currently contemplated transfer from Dresdner Securities to RCM of personnel who have furnished portfolio management and administrative services to the Fund under the Existing Investment Management Agreement will help to minimize any disruption to the Fund's operations that potentially could result from the change in investment manager and administrator. In addition, the Board was informed that RCM, and not the Fund, will bear all costs that relate to the Meeting, including costs incurred in connection with the solicitation of proxies.

    In determining the amount of the investment management and administrative fee to be payable to RCM, the Board of Directors considered a number of factors, including the nature of the services to be provided to the Fund by RCM; the expertise and resources possessed by RCM; the costs expected to be incurred and the profit expected to be realized by RCM in providing services under the New Investment Management Agreement; the investment management and administrative fee currently paid by the Fund to Dresdner Securities; and the fees charged by other investment managers and administrators of investment companies comparable to the Fund. The Board also took into account the other financial benefits that have been, and may continue to be, derived by affiliates of RCM from their relationships with the Fund. These benefits include brokerage commissions received by Dresdner Bank, the parent company of RCM, for executing portfolio transactions on behalf of the Fund (see "Commissions Paid to Affiliated Brokers" below) and fees received by Dresdner Bank for acting as subcustodian of the Fund's assets in Germany. During the fiscal year ended December 31, 1995, such subcustodian fees totaled approximately $15,000. Dresdner Bank will continue to act as the Fund's subcustodian in Germany if the stockholders approve the New Investment Management Agreement.

COMMISSIONS PAID TO AFFILIATED BROKERS

    The Fund's current policy is that, subject to the best price together with efficient execution, orders for brokerage transactions may be placed with Dresdner Bank, the parent company of Dresdner Securities and RCM, or Dresdner Securities. During the fiscal year ended December 31, 1995, the Fund incurred aggregate brokerage commissions of $288,859. The Fund paid brokerage commissions to Dresdner Bank of $196,631, which constituted 68.1% of the Fund's aggregate brokerage commissions during the year. The Fund paid no brokerage commissions to Dresdner Securities during the 1995 fiscal year.

INFORMATION ABOUT RCM

    RCM is a Delaware limited liability company that maintains its principal executive offices at Four Embarcadero Center, San Francisco, California 94111. RCM is a wholly owned subsidiary of Dresdner Bank, which owns 99% of RCM's equity interests directly and 1% of such interests through Dresdner North America Holding, Inc. ("Dresdner Holding"), a wholly owned subsidiary of Dresdner Bank. The address of Dresdner Holding is 75 Wall Street, New York, New York 10005.

    RCM was organized on April 30, 1996 as a wholly owned subsidiary of Dresdner Bank to acquire the assets and business of RCM Capital Management ("Old RCM"), a limited partnership conducting investment management operations from offices in California. The acquisition was consummated on June 14, 1996. RCM is registered as an investment adviser with the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended (the "Advisers Act").

    MANAGEMENT AND GOVERNANCE. Pursuant to a management agreement among Dresdner Bank, Dresdner Holding, RCM and RCM Limited L.P., a California limited partnership ("RCM Limited"), RCM Limited manages the day-to-day business and affairs of RCM, subject to the oversight of RCM's Board of Managers. The sole general partner of RCM Limited is RCM General Corporation, a California corporation ("RCM General"). As of August 1, 1996, RCM General has 25 shareholders and RCM Limited has 39 limited partners. The business and affairs of RCM General are managed by its board of directors. As of August 1, 1996, the directors of RCM General are William L. Price, Michael J. Apatoff, Eamonn F. Dolan, John D. Leland, Jr., Jeffrey S. Rudsten, William S. Stack and Kenneth B. Weeman, Jr. As of August 1, 1996, the only person who owns 10% or more of the outstanding voting securities of RCM General is Mr. Price, who owns 10.7% of the Common Stock of RCM General.

    Pursuant to a governance agreement among Dresdner Bank, RCM, RCM Limited and the limited partners of RCM Limited, RCM's Board of Managers consists of nine members, six of whom are designated by RCM Limited and three of whom are designated by Dresdner Bank. The governance agreement provides that RCM may not reorganize, change its line of business, sell or lease substantial assets, incur substantial indebtedness, encumber substantial assets, issue or sell debt or equity securities, or exceed certain budget and expense limits approved by the Board of Managers, among other actions, absent the consent of a supermajority of RCM's Board of Managers, including a member designated by Dresdner Bank. Certain extraordinary events, including marked declines in RCM's assets under management, RCM's poor asset management performance and the departure of certain limited partners of RCM Limited, will entitle Dresdner Bank to take any actions necessary to ensure that Dresdner Bank's designees constitute a majority of the Board of Managers. As of August 1, 1996, William L. Price, Michael J. Apatoff, John D. Leland, Jr., Jeffrey S. Rudsten, William S. Stack and Kenneth B. Weeman, Jr. were designated by RCM Limited as members of the Board of Managers and Hans-Dieter Bauernfeind, Hansgeorg B. Hofmann and Erich H. Pohl were designated by Dresdner Bank as members of the Board of Managers. Mr. Price is Chairman of the Board of Managers. The table below sets forth certain information concerning each person who serves on RCM's Board of Managers as of August 1, 1996.

           NAME AND ADDRESS                                 PRINCIPAL OCCUPATION
- ---------------------------------------  -----------------------------------------------------------
William L. Price (1)                     Chief Investment Officer and Principal, RCM
Michael J. Apatoff (1)                   Chief Operating Officer and Principal, RCM
John D. Leland, Jr. (1)                  Principal, RCM
Jeffrey S. Rudsten (1)                   Principal, RCM
William S. Stack (1)                     Principal, RCM
Kenneth B. Weeman, Jr. (1)               Principal, RCM
Hans-Dieter Bauernfeind (2)              General Manager and Head, Institutional Investment
                                          Management and Asset Management Division, Dresdner Bank AG
Hansgeorg B. Hofmann (2)                 Member, Board of Managing Directors, Dresdner Bank AG
Erich H. Pohl (2)                        General Manager, Dresdner Bank AG

- ------------------------
(1) The principal business address of each such person is RCM Capital Management, L.L.C., Four Embarcadero Center, Suite 3000, San Francisco, California 94111.

(2) The principal business address of each such person is Dresdner Bank AG, Jurgen-Ponto-Platz 1, 60301 Frankfurt am Main, Germany.

    No officer or director of the Fund currently is an officer or employee of RCM or a member of RCM's Board of Managers, an officer, employee, director or stockholder of RCM General, or a partner of RCM Limited. If the Fund's stockholders approve the New Investment Management Agreement, it is expected that Alexandra Simou, who serves as the Fund's Secretary, will become an employee of RCM and that one or more principals or employees of RCM will become officers or directors of the Fund.

    RCM has advised the Fund that neither RCM Limited nor RCM General is registered as an investment adviser under the Advisers Act. RCM believes that such registration is not required because RCM Limited and RCM General do not engage and will not engage in any investment management activities separate from the activities of RCM. As a result, neither the management agreement nor the governance agreement described above has been submitted for approval by the Fund's Board of Directors or stockholders.

    MANAGEMENT ACTIVITIES. As of August 1, 1996, RCM has approximately $24.5 billion of assets under management. RCM's predecessor company, Old RCM, was organized in July 1986 as the successor to the business and operations of Rosenberg Capital Management, which was established in 1970. RCM has informed the Fund that RCM's investment operations are directed by substantially the same persons who were responsible for the investment operations of Old RCM at the time of the acquisition of Old RCM on June 14, 1996.

    RCM acts as investment manager for the portfolios of registered investment companies with investment objectives similar to the Fund's investment objective of long-term capital appreciation. Set forth below is the name of each such fund, together with information concerning the fund's net assets and the fees paid to RCM for its services.

                                                          NET ASSETS AS OF      ANNUAL RATE OF        FEE WAIVERS
FUND NAME                                                 JULY 31, 1996(1)       COMPENSATION        OR REDUCTIONS
- --------------------------------------------------------  ----------------  -----------------------  -------------
RCM Growth Equity Fund..................................  $    821,385,573  0.75% of average daily       None
                                                                            net assets
RCM Small Cap Fund......................................  $    414,669,885  1.0% of average daily        None
                                                                            net assets
RCM International Growth Equity Fund A..................  $     41,207,335  0.75% of average daily        (2)
                                                                            net assets
Bergstrom Capital Corporation...........................  $    148,791,134  0.70% on first $10           None
                                                                            million of average
                                                                            annual net assets,
                                                                            declining in increments
                                                                            to 0.25% on average
                                                                            annual net assets in
                                                                            excess of $100 million
RCM Global Technology Fund..............................  $      3,323,835  1.0% of average daily         (3)
                                                                            net assets

- ------------------------
(1) The net assets shown for Bergstrom Capital Corporation are as of August 2, 1996.

(2) RCM has voluntarily undertaken to pay RCM International Growth Equity Fund A the amount, if any, by which certain ordinary operating expenses of such fund exceed 1% of the average daily net assets of the fund on an annual basis. RCM may terminate this undertaking at any time, on at least 30 days' advance notice, in its sole discretion.

(3) RCM has voluntarily undertaken, until at least December 31, 1996, to pay the RCM Global Technology Fund on a quarterly basis the amount, if any, by which certain ordinary operating expenses of such fund exceed the annual rate of 1.75% of the average daily net assets of the fund.

INFORMATION ABOUT DRESDNER BANK

    Dresdner Bank is an international banking organization whose corporate headquarters are located at Jurgen-Ponto-Platz 1, 60301 Frankfurt am Main, Germany. With total consolidated assets at December 31, 1995 of DM 484 billion ($337 billion), and over 1,600 offices employing approximately 47,000 employees in over 70 countries, Dresdner Bank is Germany's second largest bank. Dresdner Bank provides a full range of banking services, including traditional lending activities, mortgages, securities, project finance and leasing, to private customers and financial and institutional clients.

    Dresdner Bank is the parent company of a number of commercial banks, mortgage banks, investment banking firms and specialized financing institutions in and outside of Germany. In the United States, Dresdner maintains branches in New York and Chicago and an agency in Los Angeles. Its wholly owned subsidiary, Deutsch-Sudamerikanische Bank AG, has an agency in Miami.

    Dresdner Bank's common shares are admitted to official trading on all eight German stock exchanges. Its shares also are listed on major European stock exchanges and on the Tokyo Stock Exchange. Under the German Stock Corporation Act, an enterprise holding more than 25% or more than 50% of the voting equity of a corporation is required to disclose publicly such ownership. To date, no person has made such a disclosure with respect to Dresdner Bank's shares, all of which are issued in bearer form. However, Dresdner Bank has been informed that Allianz AG Holding holds approximately 22%, and FGF Frankfurter Gesellschaft fur Finanzwerte mbH and Vermo Vermogensverwaltungsgesellschaft mbH each hold approximately 10%, of Dresdner Bank's outstanding shares. In addition to the required disclosure under the German Stock Corporation Act, the German Securities Trade Act requires disclosure if any holding of a corporation's shares reaches or falls below 5%, 10%, 25%, 50% or 75% of such corporation's outstanding shares. As of August 1, 1996, Dresdner Bank has not received notice of any such disclosure.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    At August 1, 1996, there were no persons who were known to the Fund to be beneficial owners of more than 5% of the Fund's outstanding shares of Common Stock.

                                 OTHERS MATTERS

    No business other than as set forth herein is expected to come before the Meeting, but should any other matter requiring a vote of stockholders arise, including any questions as to an adjournment of the Meeting, the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies.

    THE FUND WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER UPON REQUEST A COPY OF THE FUND'S ANNUAL REPORT CONTAINING AUDITED FINANCIAL STATEMENTS OF THE FUND FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1995.

STOCKHOLDERS SHOULD DIRECT REQUESTS FOR THE ANNUAL REPORT TO ALEXANDRA SIMOU, SECRETARY OF THE FUND, BY WRITING TO THE FUND AT 75 WALL STREET, NEW YORK, NEW YORK 10005, OR BY CALLING THE FUND'S TOLL-FREE TELEPHONE NUMBER 1-800-356-6122.

                           PROXY SOLICITATION MATTERS

    The Fund may solicit proxies delivered by beneficial owners of the Fund's Common Stock in the form of a telephonic proxy or "proxygram." In such event, beneficial stockholders will receive mailgrams from the Fund requesting each stockholder who wishes to vote by proxygram to call the tollfree telephone number provided, furnish the operator with specified information regarding the stockholder and the shares to be voted, and instruct the operator how the stockholder wishes to vote on the proposal described in this Proxy Statement. The operator will then electronically transmit the stockholder's voting instructions to the designated broker, depository institution or other holder with actual voting authority, which then will vote shares held of record by returning a signed proxy card. The operators who receive the foregoing voting instructions will be independent of the Fund.

    All costs that relate to the Meeting, including the cost of preparing, assembling and mailing material in connection with this solicitation, will be borne by RCM. In addition to the use of mails, proxies may be solicited personally by regular employees of the Fund, RCM, Dresdner Securities or Dresdner Bank or by telephone or telegraph. Brokerage houses, banks and other fiduciaries may be requested to forward proxy solicitation material to their principals to obtain authorization for the execution of proxies, and they will be reimbursed by the Fund for out-of-pocket expenses incurred in this connection. The Fund also has made arrangements with Georgeson & Company Inc. and, in Canada, R-M Trust Company to assist in the solicitation of proxies, if called upon by the Fund, at an aggregate estimated fee (payable by RCM) of approximately $13,000, plus reimbursement of normal expenses.

                                          By Order of the Board of Directors

                                          Alexandra Simou
                                          SECRETARY

Dated: August 28, 1996
New York, New York

STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE FUND.

                                                                       EXHIBIT A

                INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT

    This Agreement is made between The Emerging Germany Fund Inc., a Maryland corporation ("Fund"), and RCM Capital Management, L.L.C., a Delaware limited liability company ("RCM").

    WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as a non-diversified, closed-end management investment company;

    WHEREAS, the Fund desires to retain RCM as investment adviser and manager to furnish investment advisory and portfolio management services to the Fund in the manner and on the terms and conditions hereafter set forth; and

    WHEREAS, RCM is willing to render such services on such terms and conditions;

    NOW, THEREFORE, the parties agree as follows:

    1. DUTIES. (a) Subject to the supervision of the Fund's Board of Directors, RCM shall provide a continuous investment program for the Fund, including investment research and management with respect to all securities and investments and cash equivalents. As the Fund's investment adviser and manager, RCM shall determine from time to time the securities and other investments that will be purchased, retained or sold by the Fund, and shall select brokers and dealers to execute portfolio transactions on behalf of the Fund.

    In placing orders with brokers, RCM shall attempt to obtain the best net result in terms of price and execution; provided that, on behalf of the Fund, RCM, in its discretion, may use brokers who provide the Fund with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Fund, and RCM may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to RCM's determination in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of RCM to the Fund and its other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term. Whenever RCM simultaneously places orders to purchase or sell the same security on behalf of the Fund and one or more other accounts advised by RCM, such orders shall be allocated as to price and amount among all such accounts in a manner believed by RCM to be equitable to each account. The Fund recognizes that in some cases this procedure may adversely affect the results obtained for it.

    (b) RCM shall administer the affairs of the Fund subject to the supervision of the Fund's Board of Directors. In its capacity as manager and administrator, RCM shall monitor the valuation of the Fund's portfolio securities and the calculation of the net asset value of the Fund; calculate the amount of dividends and distributions to be paid to the Fund's shareholders; prepare reports to the Fund's Board of Directors and reports and notices to shareholders and prepare and make filings with the Securities and Exchange Commission, the New York Stock Exchange and other regulatory and self-regulatory organizations; assist in the preparation of the Fund's financial statements and in the preparation and filing of the Fund's tax returns; maintain certain books and records required under the Investment Company Act; reconcile account information and balances among the Fund's custodian, transfer agent, dividend-paying agent and other agents; oversee the performance of professional services rendered to the Fund by others, including the Fund's custodian, transfer agent and dividend-paying agent; and provide the Fund with adequate general office space and facilities and with personnel competent to perform the foregoing services.

    (c) As agent for the Fund, RCM shall maintain the Fund's records and books of account (other than those maintained by the Fund's transfer agent, registrar, custodian and other agents). In compliance with the applicable requirements of the Investment Company Act, all such records and books so maintained shall be the property of the Fund and, upon request therefor, RCM shall surrender to the Fund such of the records and books so requested.

    (d) RCM  may  enter  into  one or  more  contracts  (each,  a  "Sub-Advisory
Contract" or "Sub-Administration Contract") with a sub-adviser or sub-administrator in which RCM delegates to such sub-adviser or sub-administrator any or all of its duties specified in paragraphs (a), (b) and
(c) of this Section 1, provided that each Sub-Advisory Contract or Sub-Administration Contract imposes on the sub-adviser or sub-administrator bound thereby all applicable duties and conditions to which RCM is subject by paragraphs (a), (b) and (c) of this Section 1, and further provided that each Sub-Advisory Contract or Sub-Administration Contract meets all requirements of the Investment Company Act and any rules, regulations or orders of the Securities and Exchange Commission thereunder.

    2. FEES AND EXPENSES. (a) For the services provided and the expenses assumed pursuant to this Agreement, the Fund shall pay RCM a fee hereunder at an annual rate of 1.0% of the Fund's average weekly net assets up to $100 million and at an annual rate of 0.80% of such assets in excess of $100 million. Such fee shall be calculated and accrued weekly and paid at the end of each calendar month by applying the annual rate to the average weekly net assets of the Fund determined as of the close of the last business day of each week. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above.

    (b) RCM shall bear all expenses of its employees and overhead incurred by it in connection with its duties hereunder. RCM shall pay the reasonable salaries and expenses of such of the Fund's officers and employees and any fees and expenses of such of the Fund's directors as are affiliated persons (as such term is defined in the Investment Company Act) of RCM, except that the Fund shall bear travel expenses (or an appropriate portion thereof) of directors and officers of the Fund who are affiliated persons of RCM to the extent that such expenses relate to attendance at meetings of the Fund's Board of Directors or any committees thereof or advisers thereto. The Fund shall bear all of its own expenses, including, but not limited to, the following: organizational and certain offering expenses (but not overhead or employee costs of RCM); fees payable to RCM; fees and out-of-pocket travel expenses of the Fund's directors (except as indicated herein) or other expenses incurred by the Fund in connection with directors' meetings; interest expense; taxes and governmental fees; brokerage commissions incurred in acquiring or disposing of the Fund's portfolio securities; membership dues to professional organizations; premiums allocable to fidelity bond and errors and omissions and directors' and officers' liability insurance coverage; expenses of preparing stock certificates; expenses of registering and qualifying the Fund's shares for sale with the Securities and Exchange Commission and in various states and foreign jurisdictions; charges and expenses of the Fund's legal counsel and independent accountants; custodian, subcustodian, dividend-paying and transfer agent expenses; expenses of obtaining and maintaining stock exchange listings of the Fund's shares; payment for portfolio pricing services to a pricing agent, if any; expenses of shareholders' meetings and preparing and distributing proxies and reports to shareholders; any litigation expenses; expenses relating to investor and public relations; and expenses of the Fund's dividend reinvestment plan (except for brokerage expenses paid by participants in such plan).

    3. LIABILITY. (a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations hereunder, RCM shall not be liable for any error of judgment or mistake of law, for any act or omission, or for any losses sustained by the Fund or its investors in connection with the matters to which this Agreement relates, except that RCM shall be under a fiduciary duty with respect to receipt of compensation for services pursuant to
Section 36 of the Investment Company Act, and shall therefore be liable for a loss resulting from a breach of such fiduciary duty (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the Investment Company Act).

    (b) RCM does not assume responsibility for the acts or omissions of any other person.

    (c) RCM shall not be liable for any losses caused by disturbances of its operations by virtue of force majeure, riot, or damage caused by nature or due to other events for which it is not responsible (e.g., strike, lock-out or acts of domestic or foreign authorities).

    4. SERVICES NOT EXCLUSIVE. The services of RCM under this Agreement are not deemed to be exclusive. Nothing in this Agreement shall prevent RCM or any of its affiliated persons from providing similar services or acting as manager and administrator or investment adviser to other investment companies and other clients (whether or not the investment objectives and policies of such other investment companies and clients are similar to those of the Fund) or from engaging in other activities, including buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom RCM or any such affiliated person may be acting. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of RCM to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar or dissimilar nature.

    5. NOTICE. Any notice or other communication required to be given pursuant to this Agreement shall be in writing or by telex or telecopy and shall be effective upon receipt. Notices and communications shall be given to the Fund and to RCM at Four Embarcadero Center, San Francisco, California 94111.

    6. EFFECTIVENESS; TERMINATION. This Agreement is effective upon the date stated in Section 13 hereof and shall continue in effect until the second anniversary of such effective date. Unless sooner terminated, this Agreement shall continue in effect for successive periods of twelve (12) months after such date, provided that each such continuance shall be approved as required by the Investment Company Act. The annual approval of the continuance of this Agreement shall be confirmed to RCM by the Fund in writing. Notwithstanding the foregoing, this Agreement may be terminated by the Fund in the manner prescribed by the Investment Company Act, without the payment of any penalty, at any time upon not less than sixty (60) days' prior written notice to RCM, and by RCM, upon not less than sixty (60) days' prior written notice to the Fund. This Agreement shall automatically terminate in the event of its assignment (as defined in the Investment Company Act) by either party unless such automatic termination shall be prevented by an exemptive order of the Securities and Exchange Commission.

    7. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Maryland and the applicable provisions of the Investment Company Act. To the extent the applicable law of the State of Maryland, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the Investment Advisers Act of 1940 or any rules, regulations or orders of the Securities and Exchange Commission, the latter shall control.

    8. AMENDMENT. This Agreement may be amended by the parties without the vote or consent of the shareholders of the Fund to supply any omission or to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or if the parties deem it necessary to conform this Agreement to the requirements of applicable laws or regulations, but neither the Fund nor RCM shall be liable for failing to do so.

    9. CAPTIONS. The captions in this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

    10. SEPARABILITY. If any provisions of this Agreement shall be held or made invalid, in whole or in part, the other provisions of this Agreement shall remain in force. Invalid provisions shall, in accordance with the intent and purpose of this Agreement, be replaced by such valid provisions which in their economic effect come as close as legally possible to such invalid provisions.

    11.   INDEPENDENT  CONTRACTOR.    Except to  the  extent  provided  in  this
Agreement, nothing herein shall be construed as constituting RCM an agent of the Fund.

    12.    RELIANCE.   RCM shall  be entitled  to  rely on  any notice  or other
communication believed by it to be genuine and correct and to have been sent to it by or on behalf of the Fund.

    13. EFFECTIVE DATE. The effective date of this Agreement shall be the later of the opening of business on November 1, 1996 or the date on which this Agreement is approved by the Fund's shareholders.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the effective date above written.

                                          THE EMERGING GERMANY FUND INC.

                                          By: /s/ GEORGE N. FUGELSANG

                                             -----------------------------------
                                              Name: George N. Fugelsang
                                              Title: President

                                          RCM CAPITAL MANAGEMENT, L.L.C.

                                          By: /s/ WILLIAM L. PRICE

                                             -----------------------------------
                                              Name: William L. Price
                                              Title: Principal

                     THE EMERGING GERMANY FUND INC.
                         75 Wall Street
                     New York, New York 10005

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
           THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 4, 1996

The undersigned hereby appoints Alexandra Simou and Herbert H. Doenges as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of The Emerging Germany Fund Inc. (the "Fund") held of record by the undersigned on August 20, 1996 at a Special Meeting of Stockholders to be held on October 4, 1996 or any adjournment thereof. The undersigned hereby further authorizes such proxies to vote in their discretion upon such other business as may properly come before such Special Meeting or any adjournment thereof. Receipt of Notice of Special Meeting and Proxy Statement is hereby acknowledged.


EVERY PROPERLY SIGNED PROXY WILL BE VOTED IN THE MANNER SPECIFIED HEREON. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.


                PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND
                 RETURN PROMPTLY IN ENCLOSED ENVELOPE

IMPORTANT:   Joint owners EACH must sign. When signing as attorney, trustee, executor, administrator or guardian, please give your FULL title. If a corporation, please provide the full name of the corporation and the signature of the authorized officer signing on its behalf. If a partnership, please sign in partnership name by an authorized person.


HAS YOUR ADDRESS CHANGED?                       DO YOU HAVE ANY COMMENTS?

- ---------------------------------               -------------------------------

- ---------------------------------               -------------------------------



/ X / PLEASE MARK VOTES
      AS IN THIS EXAMPLE

(1)  Approval of Investment Advisory and Administration Agreement between the
     Fund and RCM Capital Management, L.L.C.

                For          Against        Abstain
               /   /          /   /          /   /

(2) In their discretion, the proxies are authorized to vote upon such other business as may properly come the Meeting.


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
Please be sure to sign and date this Proxy.    /Date             /   Mark box at right if comments or address change have
- -----------------------------------------------------------------    been noted on the reverse side of this card.          /   /

   Shareholder sign here           Co-owner sign here                             RECORD DATE SHARES:
- -----------------------------------------------------------------